Exhibit 99.2

PAR PETROLEUM CORPORATION RESPONDS TO HECO ANNOUNCEMENT

Houston, Texas (September 5, 2014): Par Petroleum Corporation (NYSE MKT: PARR) announced today that one of Hawaii Independent Energy (“HIE”)’s supply contracts with Hawaiian Electric Company, Inc. (“HECO”) would not be renewed when it expires in December.

“HECO’s decision to discontinue its fuel supply agreement with HIE is unfortunate. However, we intend to remain competitive in this market, and we are aggressively pursuing other outlets for our products,” said William Monteleone, Par Petroleum Corporation’s Chief Executive Officer. “We recently announced a one-year contract to supply the military with aviation turbine fuel commencing October 1, 2014 with estimated revenue of more than $160 million. Additionally, the pending acquisition of Mid-Pac, which we believe will close by year-end, will add an estimated 4,000 barrels per day of gasoline.”

“We believe these actions demonstrate our continued commitment to competing for business in Hawaii and we look forward to a long and successful relationship,” concluded Mr. Monteleone.

About Par

Par Petroleum Corporation is a Houston-based company that manages and maintains interests in a variety of energy-related assets. Par is a growth company that looks for acquisitions with strong fundamentals and employees who can move the business forward.

Par, through its subsidiaries, owns and operates a 94,000 bpd refinery located in Hawaii on the island of Oahu. This refinery, together with substantial storage capacity, a 27-mile pipeline system, terminals, and retail outlets, provides a substantial portion of the energy demands of Hawaii.

Par’s largest oil and gas asset is its investment in Piceance Energy, LLC, which owns and operates natural gas reserves located in the Piceance Basin of Colorado.

Par also markets, transports and distributes crude petroleum-based energy products through Texadian Energy. With significant logistics capability on key pipeline systems, a rail car fleet, and a fleet of chartered barge tows, Par believes it has a competitive advantage in moving crude oil efficiently from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast.

Par’s charter contains restrictions that prohibit parties from acquiring 5% or more of Par’s common stock without the company’s prior consent.

Forward-Looking Statements

This press release includes information that constitutes forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: our ability to successfully complete the pending acquisition of Mid Pac, integrate it into our operations and realize the anticipated benefits from the acquisition; our ability to identify all potential risks and liabilities in our due diligence of Mid Pac and its business; any unexpected costs or delays, including modifications to the terms of the transaction which may be required by our compliance with HSR, in connection with the pending acquisition of Mid Pac; the volatility of crude oil and refined product prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. In addition, please refer to the risk factors contained in Par’s SEC filings available at www.sec.gov, including Par’s most recent Annual Report on Form 10-K, as amended. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Par undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Investor Relations Contact:

Chris Micklas, Chief Financial Officer

281-899-4800